UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2009

Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 331-8600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 23, 2009, Leadis Technology, Inc. (the “Company”) issued a press release announcing that it notified the NASDAQ Stock Market (“NASDAQ”) of its intent to delist its common stock from the NASDAQ Global Market. The Company currently anticipates that on October 28, 2009 it will file with the Securities and Exchange Commission and NASDAQ a Form 25 relating to the delisting of the Company’s common stock. The Company expects trading in its common stock will be suspended by NASDAQ effective at the open of business on October 28, 2009, with the official delisting of its common stock effective ten days thereafter, on November 6, 2009.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

The Company also announced that its stockholders approved the Plan of Dissolution of the Company at a special meeting of stockholders held on October 23, 2009. The Company anticipates that it will file a Certificate of Dissolution with the Secretary of State of the State of Delaware on October 27, 2009 and close its stock transfer books, effective as of the close of business on October 27, 2009.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of the Company dated October 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.

Date: October 23, 2009	/S/ JOHN K. ALLEN
John K. Allen
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press release of the Company dated October 23, 2009.